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DBV Technologies S.A.

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DBV TECHNOLOGIES - LIST OF CANDIDATES AS DIRECTORS AGM - MAY 19, 2021DBV TECHNOLOGIES - LIST OF CANDIDATES AS DIRECTORS AGM - MAY 19, 2021

JULIE O’NEILL Director Born on 25/02/1966 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette, 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) Director of HOOKIPA Pharma Inc. Director of National Institute for Bioprocessing Research and Training (NIBRT) Director, American Chamber of Commerce, Ireland Director, Icon plc Vice President Global Operations, Alexion Pharmaceuticals, Inc. Shareholding 9,000 « BSAX 2017 » giving the right to purchase 9,000 shares 7,000 « BSA 2018 » giving the right to purchase 7,000 sharesJULIE O’NEILL Director Born on 25/02/1966 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette, 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) Director of HOOKIPA Pharma Inc. Director of National Institute for Bioprocessing Research and Training (NIBRT) Director, American Chamber of Commerce, Ireland Director, Icon plc Vice President Global Operations, Alexion Pharmaceuticals, Inc. Shareholding 9,000 « BSAX 2017 » giving the right to purchase 9,000 shares 7,000 « BSA 2018 » giving the right to purchase 7,000 shares

VIVIANE MONGES Independent Director and Chair of the Audit Committee Born on 10/15/1963 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) VP Finance & Control at Nestlé Business Excellence, Director of Novo Holdings A/S, Director of Union Chimique Belge S.A. (UCB), Director of Idorsia Pharmaceuticals Ltd., Director of Voluntis S.A, Shareholding 600 shares directly heldVIVIANE MONGES Independent Director and Chair of the Audit Committee Born on 10/15/1963 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) VP Finance & Control at Nestlé Business Excellence, Director of Novo Holdings A/S, Director of Union Chimique Belge S.A. (UCB), Director of Idorsia Pharmaceuticals Ltd., Director of Voluntis S.A, Shareholding 600 shares directly held

ADORA NDU Independent Director Born on 04/18/1981 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) Group Vice President, Head of Worldwide Research & Development Strategy, Scientific Collaborations & Policy (SSCP) Vice President, Regulatory Affairs; Global Head of Regulatory Policy, Research, Engagement & International Adjunct Professor; Biotechnology Enterprise and Entrepreneurship Graduate Program at John Hopkins University Adjunct Professor; Health Services Management Program at University of Maryland, US Food & Drug Administration, Center for Drug Evaluation & Research, Director, Division of Medical Policy Development, Office of Medical Policy (OMP) Alliance for Regenerative Medicine; Board of Directors and Regulatory Affairs Committee Chair American Society for Gene and Cell Therapy (ASGCT) Regulatory Affairs Committee Chair. Shareholding N/AADORA NDU Independent Director Born on 04/18/1981 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) Group Vice President, Head of Worldwide Research & Development Strategy, Scientific Collaborations & Policy (SSCP) Vice President, Regulatory Affairs; Global Head of Regulatory Policy, Research, Engagement & International Adjunct Professor; Biotechnology Enterprise and Entrepreneurship Graduate Program at John Hopkins University Adjunct Professor; Health Services Management Program at University of Maryland, US Food & Drug Administration, Center for Drug Evaluation & Research, Director, Division of Medical Policy Development, Office of Medical Policy (OMP) Alliance for Regenerative Medicine; Board of Directors and Regulatory Affairs Committee Chair American Society for Gene and Cell Therapy (ASGCT) Regulatory Affairs Committee Chair. Shareholding N/A

RAVI RAO Independent Director Born on 11/21/1967 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) Head of Research & Development (Global) at Sobi Chief Medical Officer at Aeglea Biotherapeutics (AGLE) Vice President, Global Medical Affairs Head, Immunology and Specialty Medicine at GlaxoSmithKline (GSK) Research and Development Shareholding N/ARAVI RAO Independent Director Born on 11/21/1967 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) Head of Research & Development (Global) at Sobi Chief Medical Officer at Aeglea Biotherapeutics (AGLE) Vice President, Global Medical Affairs Head, Immunology and Specialty Medicine at GlaxoSmithKline (GSK) Research and Development Shareholding N/A

TIMOTHY E. MORRIS Independent Director and member of the Audit Committee Born on 10/06/1961 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) Chief Operating Officer and Chief Financial Officer at Humanigen Director, Chair of the Audit Committee and member of the Compensation Committee at Humanigen Chief Financial Officer at Iovance Biotherapeutics Chief Financial Officer at AcelRx Shareholding N/ATIMOTHY E. MORRIS Independent Director and member of the Audit Committee Born on 10/06/1961 Business address : DBV Technologies, 177/181 avenue Pierre Brossolette 92120 Montrouge (France) Other mandates and positions exercised in the last five years (excluding DBV Technologies) Chief Operating Officer and Chief Financial Officer at Humanigen Director, Chair of the Audit Committee and member of the Compensation Committee at Humanigen Chief Financial Officer at Iovance Biotherapeutics Chief Financial Officer at AcelRx Shareholding N/A